UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives Follow-Up Orders from Talion Defense Corp. for Components of Advanced Riot Control Munitions to be Manufactured in the USA

Talion Performing Assembly and Arming of Lamperd Designed Products for Marketing to US Police and Corrections Agencies

SARNIA, ON / December 21, 2021 / Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has received follow-up orders from its new Colorado based manufacturer and sales distributor, Talion Defense Corp. (https://www.taliondefense.com).

As with Talion’s initial order in November, Lamperd will supply components of its advanced riot control munitions intended for US police and corrections agencies with which Talion has established relationships. Since Talion imports only inert components of the Lamperd products into the US, this arrangement greatly reduces regulatory issues. Talion performs assembly and arming these components at its own facility to be sold as finished Talion Defense Corp. products. These products can therefore be labeled as “Made in Colorado, USA” making them more appropriate for US buyers.

Oliver Mazurkiewicz, Talion's Agency Sales Lead noted: "We are seeing a great deal of excitement for these less lethal products in the US market and are going to be holding a series of multi-agency demos in January of 2022. We believe the Lamperd products bring a proven quality option to what is certainly a significant agency need."

Barry Lamperd, CEO of Lamperd Less Lethal stated, “We are very impressed by the diligent efforts of our new business associates at Talion to quicky set up their manufacturing and sales operation for Lamperd designed security products in the vast US marketplace. With all the crisis situations happening in the US today, and the demands to find more effective less lethal response products, we foresee a major opportunity for sales growth. Talion is giving us just the presence to grow our market share in the USA at this time when it is needed most. Lamperd products have been extensively developed and tested to be the most effective and also the safest in the less lethal industry so they can be of great help in maintaining order and helping to save more lives.”

For information on purchasing these US-made products, please contact the Agency Sales Team of Talion Defense at info@taliondefense.com or (970) 344-5667.

2

About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: December 21, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

4